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                                                                    Exhibit 23.2

                      Consent of Independent Accountants


We consent to the incorporation by reference in the Registration Statement (Form S-8/S-3 No. 333-01530) of the Blimpie International, Inc. Omnibus Stock Incentive Plan of our report dated August 17, 1998, relating to the consolidated financial statements and financial statement schedule of Blimpie International, Inc., which appears in this Form 10-K.



                                               /s/ PricewaterhouseCoopers LLP


Atlanta, Georgia
September 25, 2000